UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2009
Shopoff Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1

1.01. Entry into a Material Definitive Agreement
     On May 19, 2009, an affiliate of Shopoff Properties Trust, Inc. (the “Company”), SPT Lake Elsinore Holding Co., LLC (the “Buyer”), a Delaware limited liability company and wholly owned subsidiary of the Company’s affiliate, Shopoff Partners, L.P., closed on the purchase of real property constituting 543 single family residential lots, a 9.4 acre park and over 70 acres of open space on a total of 225 acres of unimproved land commonly referred to as tract 29835 located in the City of Menifee, Riverside County, California, commonly known as the “Underwood Project.” The purchase price was $1,650,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated May 13, 2009 (the “Purchase Agreement”), by and between the Buyer and U.S. Bank National Association (the “Seller”).
     The Seller is not affiliated with the Company or any of its affiliates.
     The Company’s affiliated advisor, Shopoff Advisors, L.P., received an acquisition fee equal to 3% of the contract purchase price, or $49,500, upon consummation of the transaction.
     The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement filed herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co., LLC and U.S. Bank National Association, dated May 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.
Date: May 20, 2009
By:	/s/ William A. Shopoff
William A. Shopoff
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions by and between SPT Lake Elsinore Holding Co., LLC and U.S. Bank National Association, dated May 13, 2009.